EXHIBIT 99.1

PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

Contact: Dana Perlman
Treasurer, Senior Vice President – Business Development & Investor Relations
      (212) 381-3502
                   investorrelations@pvh.com

FOR IMMEDIATE RELEASE:
January 7, 2015

PVH CORP. ANNOUNCES CLOSING
OF IZOD RETAIL DIVISION

Completion Expected By End of Fiscal 2015

New York, New York - PVH Corp. [NYSE: PVH] announced today that it will close its Izod retail division, with the closing expected to be completed by the end of fiscal 2015. The closure of the retail business is not expected to impact the Company’s growing Izod wholesale business.

The Izod retail division currently operates approximately 120 stores. Approximately 20 stores will be converted to store formats under Calvin Klein and Tommy Hilfiger nameplates, with the remaining stores to be closed. The Company expects to record pre-tax charges in connection with the closure of approximately $40 million, half of which is expected to be non-cash. The charges relate principally to asset impairments, severance, inventory markdowns and lease exit costs.

Emanuel Chirico, Chairman and Chief Executive Officer of PVH Corp., said, “We have made the difficult decision to exit the Izod retail business, as it has become clear that its business model can no longer achieve acceptable return metrics as a result of the increasingly competitive environment driven by more premium brands in the outlet retail channel.  The closing of our Izod retail division has no bearing on our Izod wholesale business strategy, which has shown great growth with our most recent launch at Kohl’s for the Fall 2014 season.”

Mr. Chirico continued, “The conversion of several of the best IZOD locations into Calvin Klein and Tommy Hilfiger stores under some of our newer concepts should result in significantly higher sales per square foot and higher operating margins in these stores, which should have a positive impact for the Company in fiscal 2016.”

PVH Corp., one of the world’s largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world’s largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, Tommy Hilfiger, IZOD, ARROW, Warner’s and Olga, and its licensed brands, including Speedo, Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, DKNY, Ike Behar and John Varvatos.

PVH CORP. SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements made in this press release, including, without limitation, statements relating to PVH Corp.’s future plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company may be considered to be highly leveraged, and uses a significant portion of its cash flows to service its indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors; (iv) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including its ability to realize benefits from its acquisition of The Warnaco Group, Inc. (“Warnaco”); (v) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials, the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), changes in available factory and shipping capacity, wage and shipping cost escalation, and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (vi) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure; (vii) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity, such as Warnaco, into the Company with no substantial adverse effect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (viii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (ix) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, whether as a result of the receipt of new information, future events or otherwise.

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